UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2010

LIBERTY ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-138107
(Commission File Number)

205024859
(IRS Employer Identification No.)

Two Allen Center, Suite 1600, 1200 Smith Street, Houston, Texas, 77002
(Address of principal executive offices and Zip Code)

(713) 353 4700
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 2.01	Completion of Acquisition of Assets

On March 30, 2010 we completed the acquisition of certain interests in oil and gas properties in Jackson County, Texas. The interests were assigned to us as follows:

  A 2% working interest in an 81.19 acre oil and gas property called the Ratliff property, acquired from Phoenix Oil & Gas LLC. The Ratliff property is not currently producing, and though it holds existing wells, those well require work-over to be put back into production;

  A 100% working interest in an approximately 58 acre, single well, property called the Dahlstrom property, acquired from Trius Operations LLC; and

  A 100% working interest in 4 separate properties equaling approximately 850 acres of exploration property from Trius Energy LLC.

We acquired all of the above Texas properties for an aggregate of $125,000.

Also on March 30, 2010 we completed the acquisition of certain interests in oil and gas properties located in North Western Bulgaria from William C. Athens. The interests consist of 1/64th of 1% of a 100% overriding royalty. We acquired this interest through the payment of $100,000 and the agreement with Mr. Athens allows us to acquire additional interests in this property with our maximum being 1/16th of 1% of the 100% overriding royalty. In order to maximize our interest in this property, we are required to pay an additional $300,000.

Item 5.06	Change in Shell Company Status

Our management has determined that, as of the closing of the property acquisitions above, our company has ceased to be a shell company as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits

10.1	Assignment and Bill of Sale with Phoenix Oil & Gas LLC dated March 30, 2010.

10.2	Assignment and Bill of Sale with Trius Operations LLC dated March 30, 2010.

10.3	Assignment and Bill of Sale with Trius Energy LLC dated March 30, 2010.

10.4	Purchase and Sale Agreement with William C. Athens dated March 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY ENERGY CORP.

/s/Ian Spowart
Ian Spowart
President

Date: April 13, 2010